Exhibit 23.1

                                Patton Boggs LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264

                                 (303) 830-1776


                                December 13, 2000

PYR Energy Corporation
1675 Broadway, Suite 1150
Denver, Colorado  80202

Gentlemen and Ladies:

     We have acted as counsel for PYR Energy Corporation, a Delaware corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the issuance of up to $75,000,000 of Securities (as that phrase is defined in the Registration Statement).

     We hereby consent to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering.


                                        Very truly yours,

                                        /s/ PATTON BOGGS LLP
                                        PATTON BOGGS LLP

PB: ALT/FBB